                                                                    EXHIBIT 10.6


                            [LIDO GROUP LETTERHEAD]


May 21, 1997

Mr. Gerald Edick
Mr. Klaus Moeller
International Trading & Manufacturing Corporation
647 Via de La Valle
Solano Beach, California

Dear Messrs. Edick and Moeller:

Lido Group is pleased to assist International Trading & Manufacturing Corporation (ITM) pursue its corporate expansion plans. Lido Group will arrange for the preparation of a private Placement memorandum (PPM) which will raise between $250,000 and $500,000, based upon the sale of 250,000 to 500,000 shares at $1.00 per share. A merger with an existing public entity will be negotiated and upon consummation, a 504 offering of $1 million, which represent 800,000 shares at $1.25 per share, will be placed.

Our fees to ITM will be 8% of the cash raised and 650,000 shares of restricted stock of ITM.

The transaction will have the following impact on ITM:

                         Shares                    Amount
                        ---------                 --------
PPM                       250,000/                $250,000/
                          500,000                  500,000
Merger                    500,000
Fee                       650,000
504                       800,000                1,000,000
Existing Shareholder    4,500,000
                        ---------                ---------

Total                   6,700,000/6,950,000      $1,250,000/$1,500,000
Commission                                       $1,000,000/$1,200,000

ITM will be responsible for legal fees relating to the merger and accounting fees. Lido Group will assume the cost of perpetration of the PPM and 504 offering.

In addition, ITM will engage Lido Group to perform financial public relations for one year at $5,000.00 per month. This may be extended upon mutual agreement.

Please acknowledge your acceptance by signing below.

Very truly yours,


Lido Group


by /s/ WILLIAM M. ALVERSON (LD)
   ----------------------------
   William M. Alverson